Exhibit 10.155

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: David J. Weinberger, Esq.
Facsimile: 212-969-2900
PUENTE HILLS MALL, LLC, as trustor
(Borrower)
to
Commonwealth Land Title Company, as trustee
(Trustee)
for the benefit of
MIDLAND NATIONAL LIFE INSURANCE COMPANY, as beneficiary
(Lender)
________________________________________________________
DEED OF TRUST, SECURITY AGREEMENT
AND FIXTURE FILING
________________________________________________________
Dated:    As of June 21, 2012
Loan No. 0000749 Puente Hills Mall

DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING
THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of this 21st day of June, 2012, by PUENTE HILLS MALL, LLC, a Delaware limited liability company, having its principal place of business at c/o Glimcher Properties Limited Partnership, 180 East Broad Street, 21st Floor, Columbus, Ohio 43215, as trustor (together with its permitted successors and assigns, “Borrower”) to Commonwealth Land Title Company, a California corporation, as trustee (“Trustee”) having its principal place of business at 888 S. Figueroa Street, Suite 2100, Los Angeles, California 90017 for the benefit of MIDLAND NATIONAL LIFE INSURANCE COMPANY, an Iowa Corporation, having an address at One Midland Plaza, Sioux Falls, South Dakota 57193, as beneficiary (together with its successors and assigns, “Lender”).
W I T N E S S E T H:
WHEREAS, this Security Instrument is given to secure a loan (the “Loan”) in the principal sum of SIXTY MILLION AND NO/100 DOLLARS ($60,000,000.00) advanced pursuant to that certain Loan Agreement, dated as of the date hereof, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Promissory Note, dated the date hereof, made by Borrower in favor of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”);
WHEREAS, Borrower desires to secure the payment of the Debt and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents (as herein defined); and
WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement, the Note, and that certain Assignment of Leases and Rents dated as of the date hereof made by Borrower in favor of Lender delivered in connection with this Security Instrument (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Assignment of Leases”), including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, the Assignment of Leases and all other documents evidencing or securing the Debt (including all additional mortgages, deeds of trust, deeds to secure debt and assignments of leases and rents) or executed or delivered in connection therewith, are hereinafter referred to collectively as the “Loan Documents”).
NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Security Instrument:
ARTICLE 1 - GRANTS OF SECURITY
Section 1.1    Property Mortgaged. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender and its successors and assigns the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a)Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);
(b)Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien of this Security Instrument;
(c)Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);
(d)Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, ditches, wells, reservoirs and drains, water, ditch, well, reservoir and drainage rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dowers and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;
(e)Equipment. All “goods” and “equipment,” as such terms are defined in Article 9 of the Uniform Commercial Code (hereinafter defined), now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under Leases (hereinafter defined) except to the extent that Borrower shall have any right or interest therein;

(f)Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower's interest therein) reimbursements or other rights pertaining to utility or utility services provided to the Land and/or Improvements, the present or future use or availability of waste water capacity, and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to Leases, except to the extent that Borrower shall have any right or interest therein;
(g)Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever as defined in and subject to the provisions of the Uniform Commercial Code, other than Fixtures, which are now or hereafter owned by Borrower and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;
(h)Leases and Rents. All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into (collectively, the “Leases”), whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) in each case from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(i)Condemnation Awards. All Awards which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;
(j)Insurance Proceeds. All Insurance Proceeds in respect of the Property under any Policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any Policies, judgments, or settlements made in lieu thereof, in connection with a Casualty to the Property;
(k)Tax Certiorari. All refunds, rebates or credits in connection with reduction in Taxes or Other Charges charged against the Property;
(l)Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, Insurance Proceeds and Awards, into cash or liquidation claims;
(m)Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;
(n)Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting or pertaining to any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;
(o)Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;
(p)Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including, without limitation, all accounts established or maintained pursuant to (i) the Cash Management Agreement and (ii) the Lockbox Agreement; together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;
(q)Letter of Credit. All letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1;
(r)Minerals and Landscaping. All royalties, minerals, crops, timbers, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Land;
(s)Utility Services Deposits. All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Land;
(t)Tort Claims. All commercial tort claims Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1; and

(u)Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (t) above.
AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Borrower expressly grants to Lender, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.
Section 1.2    Assignment of Rents. Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Assignment of Leases, the Cash Management Agreement and Section 7.1(h) of this Security Instrument, Lender grants to Borrower a revocable license to collect, receive, use and enjoy the Rents and Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums. Upon the occurrence of an Event of Default, the license granted to Borrower pursuant to this Section 1.2 shall automatically be revoked.
Section 1.3    Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment and the Personal Property and other property constituting the Property, whether now owned or hereafter acquired, to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys' fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. Borrower's (debtor's) principal place of business is as set forth on page one (1) hereof and the address of Lender (secured party) is as set forth on page one (1) hereof.
Section 1.4    Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.
Section 1.5    Pledges of Monies Held. Borrower hereby pledges to Lender any and all monies now or hereafter held by Lender or on behalf of Lender, including, without limitation, any sums deposited in the Lockbox Account, the Cash Management Account, the Reserve Funds and Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument or the Loan Agreement.
CONDITIONS TO GRANT
TO HAVE AND TO HOLD the above granted and described Property unto Trustee for and on behalf of Lender and to the use and benefit of Lender and Trustee, and for their successors and assigns forever;
IN TRUST, WITH POWER OF SALE, to secure payment to Lender of the outstanding principal amount set forth in, and evidenced by the Loan Agreement and the Note, together with all interest accrued and unpaid thereon, and all other sums due to Lender in respect of or in connection with the Loan under the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation any prepayment premium and all sums expended or advanced by the Lender pursuant to any terms or provision in this Security Instrument or any other Loan Document (collectively, the “Debt”) at the time and in the manner provided for its payment in the Loan Agreement, the Note and in this Security Instrument.
PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations (hereafter defined) as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Borrower's obligation to indemnify and hold harmless Lender pursuant to the provisions hereof shall survive any such payment or release.
ARTICLE 2 - DEBT AND OBLIGATIONS SECURED
Section 2.1    Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 hereof are given for the purpose of securing the Debt.
Section 2.2    Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 hereof are also given for the purpose of securing the following (collectively, the “Other Obligations”):
(a)    the performance of all other obligations of Borrower contained herein;
(b)    the performance of each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and

(c)    the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.
Section 2.3    Debt and Other Obligations. Borrower's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”
ARTICLE 3 - BORROWER COVENANTS
Borrower covenants and agrees that:
Section 3.1    Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.
Section 3.2    Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.
Section 3.3    Insurance. Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.
Section 3.4    Maintenance of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the prior written consent of Lender or as otherwise permitted pursuant to the Loan Agreement. Consistent with the terms of the Loan Agreement as to all matters in this sentence, Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty or become damaged, worn or dilapidated or which may be affected by any Condemnation, and shall complete and pay for any structure at any time in the process of construction or repair on the Land.
Section 3.5    Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.
Section 3.6    Payment for Labor and Materials.
(a)    Subject to Section 3.6(b) hereof, Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances.

(b)    After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Borrower and from the Property or Borrower shall have paid all of the Labor and Material Costs under protest, (iv) such proceeding shall not be prohibited under the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.
Section 3.7    Performance of Other Agreements. Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by Borrower pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.
Section 3.8    Change of Name, Identity or Structure. Borrower shall not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender, except as otherwise permitted pursuant to Section 5.2.10 of the Loan Agreement. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. Borrower hereby authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Collateral. Borrower hereby authorizes Lender and its counsel to file Uniform Commercial Code financing statements in form and substance satisfactory to Lender describing as the collateral covered thereby “all assets of the debtor, whether now owned or existing or hereafter acquired or arising and all proceeds and products thereof, including, without limitation, all fixtures on the Land” or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Collateral described in this Security Instrument. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

Section 3.9    Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of such Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate shall not materially and adversely affect the value, operation or use of the Property or Borrower's ability to repay the Loan. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority Lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are past due and are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents unless such claims for payments are being contested in accordance with the terms and conditions of this Security Instrument.
Section 3.10    Letter of Credit Rights. If Borrower is at any time a beneficiary under a letter of credit relating to the properties, rights, titles and interests referenced in Section 1.1 of this Security Instrument now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (b) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case that the proceeds of any drawing under the letter of credit are to be applied as provided in Section 7.2 of this Security Instrument.
ARTICLE 4 - OBLIGATIONS AND RELIANCES
Section 4.1    Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.
Section 4.2    No Reliance on Lender. The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower, as applicable, are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.
Section 4.3    No Lender Obligations.
(a)    Notwithstanding the provisions of Subsections 1.1(h) and (n) or Section 1.2, but subject to the terms of the Loan Agreement, Lender is not undertaking the performance of (i) any obligations under the Leases or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b)    By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any Officer's Certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or Policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.
Section 4.4    Reliance. Borrower recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 4.1 of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Section 4.1 of the Loan Agreement.
ARTICLE 5 - FURTHER ASSURANCES
Section 5.1    Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a Lien or security interest or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the Lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.
Section 5.2    Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including, without limitation, such rights and remedies available to Lender pursuant to this Section 5.2.

Section 5.3    Changes in Tax, Debt, Credit and Documentary Stamp Laws.
(a)    If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.
(b)    Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law and not fully reimbursed or paid by Borrower, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.
(c)    If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.
Section 5.4    Severing of Security Instrument. The provisions of Section 8.2(c) of the Loan Agreement are hereby incorporated herein by reference.
Section 5.5    Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.
ARTICLE 6 - DUE ON SALE/ENCUMBRANCE
Section 6.1    Lender Reliance. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and, to the extent applicable, its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property pursuant to and in accordance with the terms and conditions set forth herein.
Section 6.2    No Sale/Encumbrance. Neither Borrower nor any Restricted Party shall Transfer the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be Transferred other than as expressly permitted pursuant to the terms of the Loan Agreement.

ARTICLE 7 - RIGHTS AND REMEDIES UPON DEFAULT
Section 7.1    Remedies. Upon the occurrence and during the continuance of any Event of Default, Borrower agrees that, in addition to the revocation of the license granted to Borrower pursuant to Section 1.2 above, Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:
(a)    declare the entire unpaid Debt to be immediately due and payable;
(b)    institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one (1) or more parcels or in several interests or portions and in any order or manner;
(c)    with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing Lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;
(d)    sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;
(e)    institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;
(f)    recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;
(g)    apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any guarantor, any indemnitor with respect to the Loan or of any Person liable for the payment of the Debt;

(h)    enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premium and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;
(i)    exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment, the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Fixtures, the Equipment, the Personal Property and (ii) request Borrower at its expense to assemble the Fixtures, the Equipment, and the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Fixtures, the Equipment, and the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;
(j)    apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole discretion:
(i)Taxes and Other Charges;
(ii)Insurance Premiums;
(iii)Interest on the unpaid principal balance of the Note;
(iv)Amortization of the unpaid principal balance of the Note; or
(v)All other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;
(k)    pursue such other remedies as Lender may have under applicable law; or

(l)    apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its sole and absolute discretion.
In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.
Section 7.2    Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.
Section 7.3    Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.
Section 7.4    Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.
Section 7.5    Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 7.6    Examination of Books and Records. At reasonable times and upon reasonable notice, Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower where the books and records are located. This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.
Section 7.7    Other Rights, etc.
(a)    The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower or any guarantor or any indemnitor with respect to the Loan or to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.
(b)    It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether the insurance in force is adequate as to the amount of risks insured. Possession by Lender of any Property or collateral not in Lender's possession shall not be deemed an election by Lender of judicial relief.
(c)    Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
Section 7.8    Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.
Section 7.9    Violation of Laws. If the Property is not in material compliance with Legal Requirements after notice to Borrower and Borrower's failure to cure any non-compliance, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 7.10    Reserved.
Section 7.11    Right of Entry. Upon reasonable notice to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.
ARTICLE 8 - ENVIRONMENTAL INDEMNITY
Section 8.1    Environmental Indemnity. Simultaneously with this Security Instrument, Borrower and Guarantor have executed that certain Environmental Indemnity. The obligations of Borrower and Guarantor under the Environmental Indemnity are not part of the Debt and are not secured by this Security Instrument.
ARTICLE 9 - WAIVERS
Section 9.1    Waiver of Counterclaim. To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.
Section 9.2    Marshalling and Other Matters. To the extent permitted by applicable law, Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.
Section 9.3    Waiver of Notice. To the extent permitted by applicable law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument and the other Loan Documents specifically and expressly provided for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument and the Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 9.4    Waiver of Statute of Limitations. To the extent permitted by applicable law, Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.
Section 9.5    Survival. The indemnifications made in this Security Instrument and other Loan Documents shall terminate upon repayment of the Debt in full except as otherwise expressly provided in this Security Instrument or the other Loan Documents.
ARTICLE 10 - EXCULPATION
The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

ARTICLE 11 - NOTICES
All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.
ARTICLE 12 - APPLICABLE LAW
Section 12.1    Governing Law. This Security Instrument shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.
Section 12.2    Usury Laws. Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate or amount, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.
Section 12.3    Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.
ARTICLE 13 - DEFINITIONS
Section 13.1    All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys' fees”, “legal fees” and “counsel fees” shall include reasonable attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.
ARTICLE 14 - MISCELLANEOUS PROVISIONS
Section 14.1    No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the Lender and by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought (as applicable).

Section 14.2    Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.
Section 14.3    Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.
Section 14.4    Headings, etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 14.5    Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
Section 14.6    Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.
Section 14.7    Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.
Section 14.8    Limitation on Lender's Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger other than those finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Lender. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”

ARTICLE 15 - DEED OF TRUST PROVISIONS
Section 15.1    Concerning the Trustee. If directed by Lender to foreclose the lien and security interest of this Security Instrument, Trustee will either personally or by agent give notice of the foreclosure sale as required by applicable law as then in effect and sell and convey all or part of the Property “AS IS” to the highest bidder for cash, subject to the Permitted Encumbrances and without representation or warranty, express or implied by Trustee. Trustee shall pay from the proceeds of the sale, in this order (a) expenses of foreclosure, including, a reasonable commission in an amount not in excess of that permitted by law, to Trustee; (b) to Lender, the full amount of principal, interest, attorney's fees, and other charges due and unpaid; (c) any amounts required by law to be paid before payment to Borrower and (d) to Borrower, any balance. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days' notice to Borrower and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.
Section 15.2    Trustee's Fees. Borrower shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.
Section 15.3    Certain Rights. After an Event of Default, with the approval of Lender, Trustee shall have the right to take any and all of the following actions: (a) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, and shall be fully protected in relying as to legal matters on the advice of counsel, (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys and (c) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual reasonable expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered.
Section 15.4    Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 15.5    Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.
Section 15.6    Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in the Trustee's place.
ARTICLE 16 - STATE-SPECIFIC PROVISIONS
Section 16.1    Certain Matters Relating to Property Located in the State of California. With respect to the Property which is located in the State of California, notwithstanding anything contained herein:
(a)Power of Sale. Lender may deliver to Trustee a written declaration of an Event of Default and demand for sale which requests that Trustee record and serve a written notice of default and of election to cause the Property to be sold, and cause any or all of the Property to be sold under the power of sale granted by this Security Instrument in the manner hereinbelow specified in this Section 16.1.
(i)Declaration of Default; Acceptance. Lender shall (1) deliver to Trustee a written declaration of an Event of Default which recites facts which demonstrate Borrower's default, and a demand that Trustee sell the Property, and (2) deposit the Note and this Security Instrument, if required by law, with Trustee. Trustee shall accept Lender's declaration of an Event of Default as true and as demonstrative of Borrower's default, and shall record and serve a written notice of default and of election to cause the Property to be sold in the manner required by applicable law.
(ii)Rescission of Notice of Default. Lender may rescind any notice of default at any time before Trustee's sale by executing a notice of rescission and recording it. The recordation of the notice will constitute a cancellation of any prior declaration of an Event of Default and demand for sale and of any acceleration of maturity of the Debt affected by any prior declaration or notice of an Event of Default. The exercise by Lender of the right of rescission will not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Lender to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold, nor otherwise affect the Note or this Security Instrument, or any of the rights, obligations or remedies of Lender or Trustee hereunder or under applicable law.
(iii)Date of Trustee's Sale. If, after the expiration of any period of time provided by applicable law, Borrower's Event of Default has not been cured and Borrower's Debt has not been reinstated in the manner required by applicable law, Trustee shall establish a date for the sale of the Property and record and serve a notice of sale in the manner required by applicable law.

(iv)Trustee's Sale. If, on or before the date scheduled for the sale of the Property, Borrower's Event of Default has not been cured and the Debt has not been reinstated, Trustee, without demand on Borrower, shall sell the Property at the time and place fixed by Trustee in the notice of sale, either as a whole or in separate parcels, and in such order as Trustee may determine, at public auction, and to any Person, including Borrower, Lender or Trustee. The Property shall be sold to the highest bidder for cash payable at the time of sale. Notwithstanding the foregoing, instead of paying cash for the Property, Lender may credit the amount of its auction sale bid by the amount of the Debt, or any fraction thereof, including, without limitation, Trustee's cost and expenses from the sale of the Property. Lender will be entitled to bid, at any trustee's or foreclosure sale of the Property, the amount of the Environmental Damages (as hereinafter defined), any costs incurred by Lender with respect to any Hazardous Substances (as defined in the Environmental Indemnity) and interest in addition to the amount of other Debt as a credit bid, the equivalent of cash. Furthermore, if a bid has been made by Lender in the amount of the Debt, other than Debt for Environmental Damages and any costs incurred by Lender with respect to any Hazardous Substances incurred by Lender, any Debt comprised of the Environmental Damages and any costs incurred by Lender with respect to any Hazardous Substances shall not be discharged by virtue of the full credit bid and shall remain an obligation of Borrower to be satisfied under this Security Instrument.
(v)Delivery of Deed. Trustee shall deliver to the purchaser of the Property a deed and/or assignment which conveys title to the Property without any covenant or warranty, express or implied. The recitals in the deed and/or assignment of any matters or facts shall be conclusive proof of their truthfulness.
(vi)Postponement of Trustee's Sale. Trustee may postpone the sale of all or any portion of the Property in accordance with California Civil Code §2924g, by public announcement at the time and place of sale, and from time to time thereafter Trustee may postpone such sale by public announcement at the time fixed by the preceding postponement or as otherwise allowed by said statute.
(vii)Application of Sale Proceeds. The proceeds of Trustee's public auction of the Property shall be applied in the following manner: (1) payment of the portion of the Debt attributable to the costs and expenses of the sale; (2) repayment of the portion of the Debt attributable to any sums expended or advanced by Lender (other than the Environmental Damages and costs incurred by Lender with respect to any Hazardous Substances) under the terms of this Security Instrument, plus interest at the Default Rate; (3) payment of all other Debt and all other obligations of Borrower secured by this Security Instrument, in any order that Lender chooses; (4) repayment of the portion of the Debt attributable to the Environmental Damages and costs incurred by Lender with respect to any Hazardous Substances under the terms of this Security Instrument, plus interest at the Default Rate; and (5) the remainder, if any, to satisfy the outstanding balance of obligations secured by any junior encumbrances in the order of their priority, then to Borrower or Borrower's successor in interest or to any other Person or Persons legally entitled thereto.

(viii)Proof of Compliance with the Law. If there is a sale of the Property, or any part of it, and the execution of a deed and/or assignment for it, the recital of default and of recording notice of breach and election of sale, and of the elapsing of the required time between the recording and the following notice, and of the sale should be made, will be prima facie proof of the default, recording, election, elapsing of time, and the due giving of notice, and that the sale was regularly and validly made on proper demand by Lender. The receipt for the purchase money recited or in any deed and/or assignment executed to the purchaser will be sufficient discharge to the purchaser from all obligations to see to the proper application of the purchase money.
(b)Acceptance by Trustee. Trustee accepts this trust when this Security Instrument, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Borrower, Lender or Trustee shall be a party unless brought by Trustee.
(c)Rights and Duties. It shall be no part of the duty of Trustee to see to any recording, filing or registration of this Security Instrument or any other instrument in addition or supplemental hereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Property, or any part thereof, or against Trustee, or to see to the performance or observance by Borrower of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgement or validity of this Security Instrument or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Lender. Trustee shall have the right to advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for its own gross negligence or willful misconduct and Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder and believed by Trustee in good faith to be genuine.
(d)Subrogation to Existing Liens; Vendor's Lien. To the extent that proceeds of the Note are used to pay the indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Trustee's request, and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Debt, but the terms and provisions of this Security Instrument shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Lender is subrogated hereunder. It is expressly understood that, in consideration of the payment of such indebtedness by Lender, Borrower hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness. If all or any portion of the proceeds of the loan evidenced by the Note or of any other secured indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor's lien is waived; and Lender shall have, and is hereby granted, a vendor's lien on the Property as cumulative additional security for the secured indebtedness. Lender may foreclose under this Security Instrument or under the vendor's lien without waiving the other or may foreclose under both.

(e)Substitute Trustee. Trustee may resign by an instrument in writing addressed to Lender, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Lender. In case of the death, resignation, removal or disqualification of Trustee, or if for any reason Lender shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Lender shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Lender, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Debt secured hereby has been paid in full, or until the Property is fully and finally sold hereunder. In the event that the Debt is owned by more than one person or entity, the holder or holders of not less than a majority in amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee as provided for in the preceding sentence or to remove Trustee as provided in the first sentence of this Section 16.1(e). Such appointment and designation by Lender, or by the holder or holders of not less than a majority of the Debt secured hereby, shall be full evidence of the right and authority to make the same and of all facts therein recited. If Lender is a corporation or association or trust and such appointment is executed in its behalf by an officer or trustee of such corporation or association or trust, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association or trust. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee, and it shall thereupon succeed to and shall hold, possess and execute, all of the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Lender or of the successor or substitute trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Property of the trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said trustee hereunder to said successor or substitute trustee. All references herein to “Trustee” shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder.
(f)No Liability of Trustee. TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING TRUSTEE'S NEGLIGENCE), EXCEPT FOR TRUSTEE'S GROSS NEGLIGENCE OR MISCONDUCT. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by it hereunder. Trustee hereby ratifies and confirms any and all acts which the herein-named Trustee or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.
(g)Judgment on Environmental Provision.
(i)Judgment Sought. Pursuant to California Code of Civil Procedure §736, Lender may bring an action (as such term is defined in California Code of Civil Procedure §22) for breach of contract against Borrower for breach of any provision contained in the Environmental Indemnity (the “Environmental Provision”), for the recovery of the Environmental Damages listed in Section (ii) hereof, and for the enforcement of the Environmental Provision, whether the Environmental Provision is or was contained in or secured by this Security Instrument and whether or not this Security Instrument has been discharged, reconveyed or foreclosed upon. Notwithstanding the foregoing, no injunction for the enforcement of an Environmental Provision may be issued after (x) satisfaction of the Debt or (y) transfer of Borrower's right, title and interest in and to the “Real Property Security” (as such term is defined in California Code of Civil Procedure §736(f)(4)) in a bona fide transaction to an unaffiliated third party for fair value.
(ii)Damages. The damages that Lender may recover pursuant to Section (i) above shall be limited to reimbursement or indemnification of the following (collectively, the “Environmental Damages”): (w) if not pursuant to an order of any Governmental Authority relating to the cleanup, remediation, or other response action required by any applicable rule promulgated by a Governmental Authority, those costs relating to a reasonable and good faith cleanup, remediation, or other response action concerning a Release (such term shall have the meaning ascribed to it under California Civil Code §2929.5 and under California Civil Code of Procedure §726.5 and §736) or threatened release of Hazardous Substances which is anticipated by the Environmental Provision; (x) if pursuant to an order of any Governmental Authority which is anticipated by the Environmental Provision, all amounts reasonably advanced in good faith by Lender in connection therewith, provided that Lender negotiated, or attempted to negotiate, in good faith to minimize the amounts it was required to advance under the order; (y) indemnification against all liabilities of Lender to any third party relating to the breach and not arising from acts, omissions or other conduct which occur after Borrower is no longer an owner or operator of the “Real Property Security” in accordance with the standards set forth in California Code of Civil Procedure §726.5(d) (for the purposes of this Section (ii), the term “owner or operator” means those persons described in §101(20)(A) of CERCLA); and (z) attorneys' fees and costs incurred by Lender relating to the breach. Notwithstanding the foregoing, the Environmental Damages recoverable by Lender shall not include (w) any part of the principal amount or accrued interest of the Debt, except for any amounts advanced by Lender to cure or mitigate the breach of any Environmental Provision that is added to the principal amount, and contractual interest thereon, or (x) amounts which relate to a Release which was knowingly permitted, caused or contributed to by Lender or any affiliate or agent of Lender.
(h)Waiver of Lien. Pursuant to the terms of California Code of Civil Procedure §726.5, Lender may (i) waive its lien against (A) any parcel of “Real Property Security” that is “environmentally impaired” (as such term is defined in California Code of Civil Procedure §726.5(e)(3)), or is an “affected parcel” (as such term is defined in California Code Civil Procedure §726.5(e)(1)), and (B) all or any portion of the personal property attached to such parcels and (ii) exercise (A) the rights and remedies of an unsecured creditor including reduction of its claim against Borrower to judgment and (B) any other rights and remedies permitted by law. As between Lender and Borrower, for purposes of California Code of Civil Procedure §726.5, Borrower shall have the burden of proving that (1) the Release or threatened Release was not (x) knowingly or negligently caused or contributed to, or (y) knowingly or willfully permitted or acquiesced to, by Borrower or any related party (as such term is defined in California Code of Civil Procedure §726.5(e)(6)), or any affiliate or agent of Borrower or any related party, and (2) in conjunction with the making, renewal or modification of the Debt, (x) neither Borrower, any related party nor any affiliate or agent of Borrower or any related party had actual knowledge or notice of the Release or threatened Release of any Hazardous Substances, or (y) if such a Person had knowledge or notice of the Release or threatened Release, Borrower made written disclosure thereof to Lender after Lender's written request for information concerning the environmental condition of the Real Property Security, or (z) Lender otherwise obtained actual knowledge thereof prior to the making, renewal or modification of the Debt.

(i)Reconveyance Upon Payment of Debt. In the event that Borrower shall cause to be paid the entire Debt and perform in full all of its obligations under the Loan Documents, Lender shall release and shall cause Trustee to release the Property from the lien of this Security Instrument and to reconvey (without warranty by or recourse against Trustee or Lender) the Property to Borrower. Upon Trustee's receipt of Lender's request for reconveyance, Trustee shall reconvey, without warranty, the Property or that portion held. When the Property has been fully reconveyed, the last reconveyance will operate as a reassignment of all future Rents to the Person legally entitled.
(j)Environmental Addendum.
(i)Lender shall have the right, but not the obligation, to enter upon the Property, from time to time upon prior reasonable notice, and in its discretion, to conduct inspections of the Property and the activities conducted thereon to determine the compliance with all Environmental Law (as defined in the Environmental Indemnity), the presence of Hazardous Substances and the existence of any potential damages as a result of the condition of the Property. In furtherance thereof, Borrower hereby grants to Lender and its agents, employees and qualified consultants and contractors, the right to enter upon the Property and to perform such tests on the Property (including invasive tests) as are reasonably necessary. Lender shall conduct such inspections and tests at reasonable times, shall use its best efforts to minimize interference with the operation of the Property and agrees to restore the condition of the Property, but Lender shall not be liable for any interference caused thereby unless due to the gross negligence or willful misconduct or omission of Lender. In furtherance of the purposes above, without limitation of any of Lender's other rights, Lender may: (x) obtain a court order to enforce Lender's right to enter and inspect the Property under California Civil Code §2929.5, to which the decision of Lender as to whether there exists any Hazardous Substances on or about the Property in violation of any Environmental Law, or a breach by Borrower of any environmental provision of this Security Instrument or any of the other Loan Documents, will be deemed reasonable and conclusive as between the parties; and (y) have a receiver be appointed under California Code of Civil Procedure §564 to enforce Lender's right to enter and inspect the Property for the purpose set forth above.
(ii)Borrower and Lender agree that: (x) this paragraph is intended as Lender's written request for information and Borrower's written response concerning the environmental condition of the Property as provided in California Code of Civil Procedure §726.5; and (y) each representation, warranty or covenant, or indemnity made by Borrower in this Security Instrument or in the other Loan Documents that relates to the environmental condition of the Property is intended by Borrower and Lender to be an “environmental provision” for the purposes of California Code of Civil Procedure §736 and will survive the payment of the Debt and the termination or expiration of this Security Instrument and will not be affected by Lender's acquisition of any interest in the Property, whether by full credit bid at foreclosure, deed in lieu of that and/or assignment in lieu of that, or otherwise. If there is any transfer of any portion of Borrower's interest in the Property, any successor-in-interest to Borrower agrees by its succession to that interest that the written request made pursuant to this paragraph will be deemed remade to the successor-in-interest without any further or additional action on the part of Lender and that by assuming the Debt secured by this Security Instrument or by accepting the interest of Borrower subject to the lien of this Security Instrument, the successor remakes each of the representations and warranties in this Security Instrument and agrees to be bound by each covenant in this Security Instrument, including but not limited to any indemnity provision.

(k)Intentionally Omitted.
(l)Border Zone Property. Borrower represents and warrants that the Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code §25220 et seq. or any regulation adopted in accordance therewith and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that is reasonably likely to cause the Property or any part thereof to be designated as Border Zone Property.
(m)Waiver of Statutory Regulation. By initialing below, Borrower waives any right under California Civil Code §2954.10 or otherwise to prepay the Note, in whole or in part, without a prepayment premium as contemplated in the Loan Agreement. Borrower acknowledges that prepayment of the Note may result in Lender's incurring additional losses, costs, expenses, and liabilities, including, but not limited to, lost revenue and lost profits. Borrower therefore agrees to pay any prepayment charges on the terms and conditions provided herein, including, without limitation, upon any Event of Default attributable to the transfer or conveyance of any right, title, or interest in the Property.
BORROWER AGREES THAT LENDER'S WILLINGNESS TO MAKE THE LOAN AT THE INTEREST RATE FOR THE TERM SET FORTH HEREIN CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER, FOR THIS WAIVER AND AGREEMENT.

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IN WITNESS WHEREOF, this Security Instrument has been executed by Borrower as of the day and year first above written.
BORROWER:
PUENTE HILLS MALL, LLC, a Delaware limited liability company

By:	PUENTE HILLS MALL REIT, LLC, a Delaware limited liability company, its sole member

By:	OG RETAIL HOLDING CO., LLC, a Delaware limited liability company, its managing member

By:	GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited liability partnership, as administering member

By:	GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner

By:	/s/ Mark E. Yale
Mark E. Yale
Executive Vice President, Chief Financial Officer and Treasurer

ACKNOWLEDGMENT

State of OHIO    )
) ss.:
County of frANKLIN    )
On the 19th day of June, 2012, before me, the undersigned, personally appeared Mark E. Yale as Executive Vice President, Chief Financial Officer and Treasurer of Glimcher Properties Corporation, a Delaware corporation, sole general partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, the administering member of Puente Hills Mall REIT, LLC, a Delaware limited liability company, the managing member of OG Retail Holding Co., LLC, a Delaware limited liability company, the sole equity member of PUENTE HILLS MALL, LLC, a Delaware limited liability company, and who is personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the company upon behalf of which the individual acted, executed the instrument.

/s/ Janelle R. Courtright
Printed Name:	Janelle R. Courtright
Notary Public in and for said State

EXHIBIT A
(Legal Description)
(Legal Description of Property)
All that certain real property situated in the County of Los Angeles, State of California, described as follows:
PARCEL A - Fee Simple:
Parcels 5, 7 and 8, in the City of Industry, County of Los Angeles, State of California, as shown on Parcel Map No. 322, filed in Book 315, Page(s) 37 through 44, inclusive, of Parcel Maps, in the Office of the County Recorder of said County.

PARCEL B - Easements:
Non-exclusive easements, creating rights in real property, including but not limited to, ingress and egress, passage and parking of vehicles; passage and accommodation of pedestrians; sewer lines, water and gas mains, electrical power lines, telephone lines, and other utility lines; development and construction of said Tract; the construction, reconstruction, erection, removal and maintenance, on, to, over, under and across to a maximum distance of 14 feet, of footings, supports, canopies, flag poles, roof and building overhangs, awnings, alarm bells, signs, lights and lighting devices and similar appurtenances over the “Common Area” as defined and described in that certain Construction, Operation and Reciprocal Easement Agreement in and upon all the terms, covenants, conditions, provisions, reservations, limitations, duties, obligations, liens, assessments and easements as more particularly and fully described and set forth in said agreement by and between Hahn-Puente Associates, a limited partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated December 22, 1972 and recorded December 22, 1972 as Instrument No. 712, as amended by that certain First Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Hahn-Puente Associates, a limited partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Broadway-Hale Store, Inc., a California corporation; Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation, and J.C. Penney Properties, Inc., a Delaware corporation; dated February 1, 1974 and recorded March 11, 1974 as Instrument No. 3991, as amended by that certain Second Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Hahn-Puente Associates, a Limited Partnership in which Ernest W. Hahn, Inc., a California corporation, is the general partner; Carter Hawley Hale Stores, Inc., a California corporation (fka Broadway-Hale Stores, Inc.); Sears, Roebuck and Co., a New York corporation; Adcor Realty Corporation, a New York corporation; and J.C. Penney Properties, Inc., a Delaware corporation, dated September 20, 1984 and recorded October 1, 1984 as Instrument No. 84-1172544, and as further amended by that certain Third Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Krausz Puente LLC, a California limited liability company; The May Department Stores Company, a New York corporation; and Sears, Roebuck and Co., a New York corporation, dated December 1, 2001 and recorded January 8, 2002 as Instrument No. 02-0045017, Fourth Amendment to Construction, Operation and Reciprocal Easement Agreement by and between Puente Hills Mall, LLC, a Delaware limited liability company, Macy's West Stores, Inc., an Ohio corporation, f/k/a Macy's Department Stores, Inc., and Sears, Roebuck and Co., a New York corporation, dated November 30, 2010 and recorded January 14, 2011 as Instrument No. 20110085677, all in the Recorder's Office of Los Angeles County, California.
PARCEL C - Easements:
Easements for the construction, reconstruction, erection, removal and maintenance on, to, over, under and across the "Encroachment Area" of the "Encroachment" as to such terms are defined in that certain encroachment easement agreement recorded April 23, 1997, as Instrument No. 97-606562, ("The Encroachment Easement") and for minor encroachments of building overhangs, canopies, columns, eaves, signs, pilasters and pillars, extending from the encroachment area onto Parcel A, as created in and by said encroachment easement.

PARCEL D - Non-Exclusive Easements:
Non-exclusive easements, creating rights in real property as contained in that certain Declaration of Covenants, Conditions and Restrictions by Puente Hills Mall, LLC, a Delaware limited liability company, dated March 24, 2003 and recorded March 26, 2003 as Instrument No. 03-838916, in the Recorder's Office of Los Angeles County, California.

Assessor's Parcel Number:	8265-004-039 / 8265-004-040 / 8265-004-118 8265-004-120 / 8265-004-121

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